<DOCUMENT>
<TYPE>8-K
<SEQUENCE>1
<FILENAME>soe8k1220.txt
<DESCRIPTION>SAVE ON ENERGY 8-K
<TEXT>

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 19, 2004

HYBRID FUEL SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

             Georgia                                                                     333-33134                                                                58-2267238
(State or Other Jurisdiction                                               (Commission                                                         (I.R.S. Employer
        of Incorporation)                                                              File No.)                                                            Identification No.)

145 Walter Way, Fayettville, Georgia 30050
(Address, including zip code, of principal executive offices)

Registrant's telephone number, including area code: (770) 716-1440

Save On Energy, Inc.
4851 Georgia Highway 85, Suite 211, Forest Park, Georgia 30050
(Former Name or Former Address, if Changed Since Last Report)

____________________________________________________________________

Item 4 - Change in Registrant's Certifying Accountant

New Principal Independent Accountant and Auditor

(i) On March 19, 2004, the Company engaged Brimmer, Burek & Keelan LLP ("BBK") as its new principal independent       accountant and auditor. The engagement was approved by the Companys Board of Directors on March 19, 2004.

(ii) The Company has not consulted with BBK on the application of any accounting principles or proposed transactions, the type of audit opinion that might be given, any matter that was either the subject of a disagreement or a reportable event identified in response to Item 304(a)(l)(iv) of Regulation S-B.

Item 5 - Other Events

(a) Name Change

Effective February 18, 2004, the Company's Board of Directors amended the Company's Certificate of Incorporation changing our name from Save On Energy, Inc. to Hybrid Fuel Systems, Inc. Pursuant to 14-2-1002(8) of the Georgia Business Corporation Code, shareholder approval for such action was not required.

Item 7 - Financial Statements and Exhibits

(c) Exhibits

3.1 Articles of Amendment of Certificate of Incorporation of Save On Energy, Inc. dated February 18, 2004.

Item 9 - Regulation FD Disclosure

We have appointed two persons to fill vacancies on our Board of Directors and we have engaged a new Chief Executive Officer. These changes are detailed below.

On December 23, 2003, we entered into an Agreement with White Knight SST, Inc. to provide finance and management. As a part of that Agreement we were to nominate John Stanton as our Chairman of the Board of Directors and Mark Clancy as our Chief Executive Officer and Director. In a Meeting of Directors on January 29, 2004, we nominated and appointed Messrs. Stanton and Clancy to fill certain vacancies on our Board of Directors and we elected Mark Clancy to serve as our Chief Executive Officer.

Mr. Stanton is our Chairman of the Board of Directors. From 1987 through the present, Mr. Stanton has served as the President and Chief Executive Officer of Florida Engineered Construction Products Corporation. Mr. Stanton has served as Chairman and President of several public and private companies. Since the early 1990's, Mr. Stanton has been, and continues to be, involved in turn-around management for financially distressed companies, providing both management guidance and financing. Mr. Stanton worked with the international professional services firm that is now known as Ernst & Young, LLP from 1973 through 1981. Mr. Stanton, a Vietnam veteran of the United States Army, graduated from the University of South Florida with a Bachelors Degree in Marketing and Accounting in 1972, and with an MBA in 1973. Mr. Stanton earned the designation of Certified Public Accountant in 1974 and was a Sells Award winner in the CPA examination. Mr. Stanton is a lifetime resident of Tampa, Florida.

Mr. Clancy is our Chief Executive Officer and Director. Since December, 2001, Mr. Clancy has served as the Chief Executive Officer of White Knight Strategies, Inc. Since April 2000, Mr. Clancy has participated in turn-around management for financially distressed companies. From November 1997 through April 2000, Mr. Clancy was co-founder, Director and Executive Vice President of publicly-traded EarthFirst Technologies, Inc.. Mr. Clancy has been an advisor to the Chairman of the Board of EarthFirst since that company's sale in May 2000. From 1992 through 1997, Mr. Clancy served as the Chief Compliance Officer for a Largo, Florida based boutique investment banking firm. Mr. Clancy was honorably discharged after six years of service with the United States Marine Corps. Mr. Clancy was born in Massachusetts and has resided in Florida since 1982. Mr. Clancy is currently a senior at the University of South Florida and is a Member of four academic honor societies.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 26, 2004

HYBRID FUEL SYSTEMS, INC.

By:_s/s MARK C. CLANCY
Name: Mark C. Clancy
Title: Chief Executive Officer

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